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                                                                   EXHIBIT 10.62

                            SHARE PURCHASE AGREEMENT


     This SHARE PURCHASE AGREEMENT (this "AGREEMENT") is made as of this 21st day of June, 2001 by and among ICG Asia Limited (f/k/a ICG AsiaWorks Limited) ("ICGA"), Breakaway Solutions, Inc. ("BREAKAWAY") and Breakaway Solutions Asia Pacific Limited (the "COMPANY").

                                    RECITALS

     WHEREAS, the parties hereto entered into a Shareholders Agreement, dated as of October 24, 2000 (the "SHAREHOLDERS AGREEMENT"), pursuant to which, among other things, ICGA and Breakaway agreed to carry out a joint venture through the Company;

     WHEREAS, Breakaway and the Company entered into (i) a License Agreement, dated as of October 24, 2000 (the "LICENSE AGREEMENT"), pursuant to which, among other things, Breakaway agreed to license certain intellectual property to the Company and (ii) a Services Agreement, dated as of October 24, 2000 (the "SERVICES AGREEMENT"), pursuant to which, among other things, Breakaway agreed to license certain intellectual property to the Company;

     WHEREAS, Breakaway owns 99,500,000 ordinary shares of the Company (the "BREAKAWAY SHARES");

     WHEREAS, ICGA and Breakaway desire to terminate the joint venture, including, without limitation, the Shareholders Agreement, License Agreement and Services Agreement (collectively, the "JOINT VENTURE AGREEMENTS"); and

     WHEREAS, the parties hereto desire to set forth certain agreements reached between them with respect to such termination, including the purchase of the Breakaway Shares by ICGA;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

     SECTION 1. TERMINATION AND RELEASE. ICGA, Breakaway and the Company hereby terminate each of the Joint Venture Agreements, effective upon Closing (as defined below). Subject to the performance by each party of its respective obligations set forth in this Agreement, each party hereto agrees to release the other parties hereto from any obligations such other parties may have under or arising from any of the Joint Venture Agreements as of the Closing Date (other than, in the case of the License Agreement, as set forth in Section 8.4 of the License Agreement), including, without limitation, any shareholder advances, royalties or trade credits, if any. Notwithstanding anything herein to the contrary, Breakaway shall refund to the Company any unpaid remainder of the advance payments as of the Termination Date


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(as defined below) which have been made by the Company to Breakaway for services to be rendered by Breakaway in the aggregate amount of US$150,000 on the Termination Date. For the purposes of this Agreement, the Termination Date is the first to occur of: (i) six months after the Closing Date or (ii) the date on which either the Company or Breakaway notifies the other party of its election to terminate the Cooperation Agreement (as defined below).

     SECTION 2. PURCHASE AND SALE. (a) On the Closing Date (as defined below), and upon the terms and conditions set forth in this Agreement, Breakaway shall sell to ICGA, and ICGA shall purchase from Breakaway, the Breakaway Shares for an aggregate purchase price of US$500,000.00 (the "PURCHASE PRICE"). Breakaway represents and warrants to ICGA that (i) Breakaway is the sole legal and beneficial owner of the Breakaway Shares, (ii) the Breakaway Shares are free and clear of any taxes, liens, security interests, options or other encumbrances, and (iii) upon delivery by Breakaway of the certificates representing the Breakaway Shares and payment therefor by ICGA as provided in Section 2(c) hereof, ICGA will acquire valid and marketable title to the Breakaway Shares free and clear of any encumbrances except for restrictions on transfer imposed by the U.S. Securities Act of 1933, as amended, and state securities and "blue sky" laws.

     (b) The closing of the purchase and sale of the Breakaway Shares hereunder ("CLOSING") shall take place three (3) business days after the satisfaction of all the conditions to Closing set forth in Section 3 (the "CLOSING DATE") at the offices of Dewey Ballantine LLP, Suite 701, Edinburgh Tower, The Landmark, 15 Queen's Road Central, Hong Kong, or such other time and place as shall be agreed in writing between ICGA and Breakaway.

     (c) Upon Closing, (i) ICGA shall deposit into a bank account designated by Breakaway on such date, by wire transfer of immediately available funds, an amount equal to the Purchase Price and (ii) Breakaway shall deliver to ICGA, against payment of the Purchase Price, a stock certificate or stock certificates representing the Breakaway Shares. The stock certificates shall be duly endorsed and accompanied by appropriate stock powers or any other stock transfer form duly endorsed in blank.

     SECTION 3. CONDITIONS TO CLOSING. The purchase of the Breakaway Shares by ICGA on the Closing Date is conditioned upon satisfaction of the following conditions:

     (a) The representations and warranties of Breakaway contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties have been made on and as of such date.

     (b) All governmental and other consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement, including without limitation, approval of the Bermuda Monetary Authority required for the transfer of the Breakaway Shares, shall have been obtained or received and shall be in full force and effect.

     (c) The Company and Breakaway shall have executed a cooperation agreement in substantially the form of Exhibit A (the "COOPERATION AGREEMENT").


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     (d) The nominee designated by Breakaway to serve on the Company's board of directors shall have resigned from the board of directors.

     SECTION 4. TRANSFER AND WAIVER. Upon Closing, Breakaway shall convey to ICGA any other ownership interests Breakaway may have in the Company and waives any claim it may have to ownership of Company. Breakaway hereby agrees, in liaison with ICGA, to execute all documentation and take all actions necessary or appropriate to confirm or ensure that such ownership of the Company vests in ICGA.


     SECTION 5. LICENSED MARKS. Notwithstanding Section 8.3 of the License Agreement (which section shall survive termination of the License Agreement), Breakaway shall permit the Company, on a royalty-free basis, to continue to use the Licensed Marks (as defined in the License Agreement) for a period of six months following the Closing Date, during which six-month period the Company shall transition away from all uses of the Licensed Marks.


     SECTION 6. TERMINATION. This Agreement may be terminated if Closing has not occurred on or prior to July 31, 2001, unless the parties hereto have agreed in writing to extend the term hereof.

     SECTION 7. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, and each party hereto submits to the non-exclusive jurisdiction of the state and federal courts within the County of New York in the State of New York.


     SECTION 8. SPECIFIC PERFORMANCE. Each of the parties hereto agrees that irreparable damage will result if this Agreement is not performed in accordance with its terms, and agrees that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that the parties may have under this Agreement, or at law or in equity.


     SECTION 9. SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; PROVIDED, HOWEVER, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.


     SECTION 10. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties respecting the subject matter hereof, and supersedes all prior negotiations, agreements and understandings between the parties respecting that subject matter. No extension, modification or supplement to this Agreement will be effective unless made in writing and signed by a duly authorized officer of each party.

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     SECTION 11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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         IN WITNESSS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        ICG ASIA LIMITED


                                        By: /s/
                                           -------------------------------
                                        Name:  Joseph Kim
                                        Title: Chief Executive Officer


                                        BREAKAWAY SOLUTIONS, INC.


                                        By: /s/
                                           ---------------------------------
                                        Name:  William Loftus
                                        Title: Chief Executive Officer


                                        BREAKAWAY SOLUTIONS ASIA PACIFIC LIMITED


                                        By: /s/
                                           --------------------------------
                                        Name:  Tiak Koon Loh
                                        Title:  Chairman



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                                    EXHIBIT A


                              COOPERATION AGREEMENT





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